Exhibit 99

Jefferies Reports Second Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--July 21, 2009--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the second quarter ended June 30, 2009.

Highlights for the second quarter ended June 30, 2009:

  Record net revenues, after preferred interest, of $578 million, up 51% from the prior year
  Net earnings to Common Shareholders of $62 million, versus a loss of $4 million in the prior year
  Net earnings per common share (diluted) of $0.30, versus a loss of $0.05 per share in the prior year
  Record fixed income and commodities revenues of $277 million, up 280% from the prior year
  Investment banking revenues of $121 million, up 10% from the prior year
  High yield revenues of $61 million, up 95% from the prior year

Highlights for the first half ended June 30, 2009:

  Record net revenues, after preferred interest, of $925 million, up 53% from the prior year
  Net earnings to Common Shareholders of $100 million, versus a loss of $65 million in the prior year
  Net earnings per common share (diluted) of $0.49 versus a loss of $0.47 per share in the prior year

Conference Call

A conference call with management discussion of financial results for the second quarter ended June 30, 2009 will be held today, July 21, 2009, at 9:00 AM Eastern. Securities industry professionals may access the management discussion by calling 800-954-1051 or 212-231-2901. A one-week replay of the call will also be available at 800-633-8284 or 402-977-9140 (reservation code # 21429096). A live audio webcast and delayed replay can be accessed at www.jefferies.com.

About Jefferies

Jefferies, a major global securities and investment banking firm, has served companies and their investors for more than 45 years. Headquartered in New York City, with offices in more than 25 cities around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF: www.jefferies.com).

CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	Jun 30, 2009	Jun 30, 2008	Jun 30, 2009	Jun 30, 2008
Revenues:
Commissions	102,527	102,521	204,378	216,172
Principal Transactions	283,175	141,679	435,520	141,733
Investment Banking	120,831	109,372	157,917	208,579
Asset Management fees and investment (loss) from managed funds	556	13,479	519	(14,317)
Interest	150,599	210,540	252,686	415,431
Other	9,888	6,434	22,460	12,914
Total Revenues	667,576	584,025	1,073,480	980,512
Interest Expense	77,383	191,943	141,330	387,234
Net Revenues	590,193	392,082	932,150	593,278
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	12,327	9,002	7,024	(11,949)
Net Revenues, less Mandatorily Redeemable Preferred Interest	577,866	383,080	925,126	605,227

Non-Interest Expenses:
Compensation and benefits	348,207	277,514	561,588	537,465
Floor brokerage and clearing fees	22,280	18,588	37,060	31,536
Technology and communications	37,582	29,478	68,367	60,394
Occupancy and equipment rental	17,751	20,436	34,047	37,693
Business development	9,535	10,978	18,980	23,878
Other	20,183	20,617	33,574	41,098
Total non-interest expenses	455,538	377,611	753,616	732,064
Earnings / (loss) before income taxes	122,328	5,469	171,510	(126,837)
Income tax expense / (benefit)	48,333	4,016	65,089	(53,876)
Net earnings / (loss)	73,995	1,453	106,421	(72,961)
Net earnings / (loss) to Noncontrolling Interests	12,095	5,838	6,184	(8,039)
Net earnings / (loss) to Common Shareholders	61,900	(4,385)	100,237	(64,922)
Earnings / (loss) per Common Share
Basic	$0.31	$(0.05)	$0.49	$(0.47)
Diluted	$0.30	$(0.05)	$0.49	$(0.47)

Weighted Average Common Shares:
Basic	201,902	165,694	202,485	153,739
Diluted	206,027	165,694	202,505	153,739

Effective tax rate	40%	73%	38%	42%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Statement of Earnings
Net Revenues, less mandatorily redeemable preferred interest	577,866	347,260	186,874	298,751	383,080	222,147

Non-Interest Expenses:
Compensation and Benefits	348,207	213,381	738,506	246,186	277,514	259,951
Non-personnel expenses	107,331	84,697	148,136	106,221	100,097	94,502
Earnings / (loss) before income taxes	122,328	49,182	(699,768)	(53,656)	5,469	(132,306)
Income tax expense / (benefit)	48,333	16,756	(230,283)	(6,090)	4,016	(57,892)
Net earnings / (loss)	73,995	32,426	(469,485)	(47,566)	1,453	(74,414)
Net earnings / (loss) to Noncontrolling Interests	12,095	(5,911)	(29,583)	(16,262)	5,838	(13,877)
Net earnings / (loss) to Common Shareholders	61,900	38,337	(439,902)	(31,304)	(4,385)	(60,537)
Diluted earnings / (loss) per Common Share	$ 0.30	$ 0.19	$ (2.39)	$ (0.18)	$ (0.05)	$ (0.45)

Financial Ratios
Pretax Operating Margin	21%	14%	-374%	-18%	1%	-60%
Compensation and Benefits / Net Revenues	59%	62%	480%	90%	71%	129%
Effective Tax Rate	40%	34%	33%	11%	73%	44%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Revenues by Source
Equities	129,645	102,832	87,054	134,853	165,250	142,551
Fixed Income and Commodities	276,616	203,344	103,890	72,875	72,763	40,295
High Yield	60,907	(7,302)	(89,096)	(59,776)	31,218	(53,061)
Other	1,638	6,034	-	-	-	-
Total	468,806	304,908	101,848	147,952	269,231	129,785

Investment banking	120,831	37,086	87,184	130,125	109,372	99,207

Asset management fees and investment (loss) / income from managed funds:
Asset management fees	3,714	3,762	4,765	3,804	4,758	6,285
Investment (loss) / income from managed funds	(3,158)	(3,799)	(39,946)	(7,235)	8,721	(34,081)
Total	556	(37)	(35,181)	(3,431)	13,479	(27,796)
Net Revenues	590,193	341,957	153,851	274,646	392,082	201,196
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	12,327	(5,303)	(33,023)	(24,105)	9,002	(20,951)
Net Revenues, less Mandatorily Redeemable Preferred Interest	577,866	347,260	186,874	298,751	383,080	222,147

Other Data
Number of Trading Days	64	61	64	64	64	61
Average Employees	2,327	2,243	2,356	2,403	2,327	2,486
Common Shares Outstanding	171,927	169,195	163,216	163,429	162,121	132,762
Weighted Average Common Shares:
Basic	201,902	203,310	183,691	173,757	165,694	141,784
Diluted	206,027	203,326	183,691	173,757	165,694	141,784

As of June 30, 2009, common stockholders' equity amounted to $2.1 billion, resulting in book value of $12.45 per common share

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(UNAUDITED)

		June 30, 2009

Common shares outstanding		171,927,175
Outstanding restricted stock units		27,274,490
Adjusted shares outstanding		199,201,665

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended	Six months ended
		June 30, 2009	June 30, 2009

Shares Outstanding (weighted average)	(1)	170,818,847	167,960,819
Unearned restricted stock	(2)	(842,829)	(742,039)
Earned restricted stock units	(3)	27,356,828	28,603,161
Other issuable shares	(4)	4,568,851	6,663,420
Common Shares for Basic EPS		201,901,697	202,485,361

Stock Options	(5)	20,437	19,427
Mandatorily redeemable convertible preferred stock	(6)	4,105,138	-
Unearned restricted stock/ restricted stock units	(7)	-	-
Common Shares for Diluted EPS		206,027,272	202,504,788
(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable to settle previously granted restricted stock awards, shares issuable under certain deferred compensation plans and shares issuable in connection with earnout agreements.

(5)	Calculated under the treasury stock method in accordance with FASB 128, Earnings per Share. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method in accordance with FASB 128, Earnings per Share. The if-converted method assumes the conversion of convertible securities at the beginning of the period. The conversion of our mandatorily redeemable convertible preferred stock is considered anti-dilutive to our six month EPS results and not included in Diluted EPS shares. If dilutive, the conversion would result in 4,105,138 shares for the six month EPS results.

(7)	No longer included in the calculation of Diluted EPS. Upon the adoption of FSP EITF 03-6-1 on January 1, 2009, unearned restricted stock and restricted stock units are participating securities and included in EPS calculations under the two-class method.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer